                                                                    EXHIBIT 23.1

                      Consent of Independent Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 11, 2000 included in Universal Health Services, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.


                                                        Arthur Andersen LLP

Philadelphia, Pennsylvania
  September 19, 2000